Exhibit 10.4

                              EMPLOYMENT AGREEMENT

     This Agreement, dated November 26, 2001, by and between Keryx Biopharmaceuticals, Inc. ("Keryx"), a Delaware corporation having an address at 101 Main Street, Cambridge, Massachusetts, United States of America, and Benjamin Corn, an individual residing at 1 Zelda Street, Jerusalem, Israel (the "Employee")

WITNESSETH:

         WHEREAS, the Corporation desires to employ the Employee as Chief Executive Officer and President of Keryx and the Employee desires to be employed by the Keryx as Chief Executive Officer and President of Keryx, all pursuant to the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1.   EMPLOYMENT DUTIES

     (a) Keryx hereby engages and employs the Employee, and the Employee accepts engagement and employment, as Chief Executive Officer and President of Keryx, to direct, supervise and have responsibilities for the daily operations of Keryx, including, but not limited to: (i) directing and supervising the business and research and development efforts of Keryx; (ii) managing the other executives and personnel of Keryx and (iii) evaluating, negotiating, structuring and implementing business transactions with Keryx's customers, partners and suppliers, and to perform such other services and duties as the Board of Directors of Keryx shall determine. The Employee acknowledges and agrees that the performance by the Employee of his duties hereunder may require significant domestic and international travel by the Employee. In addition, the Employee realizes that he may be required to spend a substantial amount of time in Jerusalem, Israel.

     (b) The Employee shall devote substantially all of his gainful time to the discharge of his duties and responsibilities under this Agreement.

2.   TERM

     The Employee's employment hereunder shall commence on the Effective Date and continue thereafter unless sooner terminated as hereinafter provided.

3.       COMPENSATION

     (a) As compensation for the performance of his duties on behalf of Keryx, the Employee shall be compensated as follows:

          (i) Keryx will grant the Employee options (the "Options") to purchase 150,000 shares of the Common Stock of the Corporation at an exercise price equal to $5.31 per share (the "Exercise Price"), which options shall be exercisable for a period of 10 years from the date of issuance. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to such options and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement under such options.

          (ii) One-twelfth of the stock options shall vest each quarter over three years following the actual date of grant.


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          (iii) At the discretion of the Board of Directors,  the Employee shall be entitled to an annual grant of subsequent stock options each of which shall have the same antidilution protection as described in Section 3 paragraph (a)(i) above.

     (b) Keryx shall reimburse the Employee for all normal, usual and necessary expenses incurred by the Employee in furtherance of the business and affairs of Keryx, including travel and entertainment, against receipt by Keryx of appropriate vouchers or other proof of the Employee's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of Keryx.

     (c) The Employee shall be, during the term of this Agreement, entitled to thirty (30) working days of vacation per year.

     (d) During the Term of his employment, the Employee shall be entitled to participate in all employee and fringe benefit plans and programs generally offered to other members of the Corporation's management who are similarly situated, including, without limitation, any pension, profit sharing, incentive, retirement, insurance, health and disability benefits and plans. Keryx reserves its right to modify or terminate any of its employee and fringe benefit plans and programs at any time.

     (e) Keryx shall maintain as part of the its Bylaws a broad form indemnity of all actions taken in good faith by its officers and directors.

     (f) Subject to Section 10(b) below, the Employee must be an employee of Keryx at the time any compensation is due in order to receive such compensation. In addition, no options shall vest after the termination of this Agreement.

4.   REPRESENTATIONS AND WARRANTIES BY THE EMPLOYEE AND KERYX

     (a) The Employee hereby represents and warrants to Keryx as follows:

          (i) Neither the execution and delivery of this Agreement nor the performance by the Employee of his duties and other obligations hereunder violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Employee is a party or by which he is bound.

          (ii) The Employee has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Employee enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the Employee to execute and deliver this Agreement or perform his duties and other obligations hereunder.

     (b) Keryx hereby represents and warrants to the Employee as follows:

          (i) Keryx is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently described.

          (ii) Keryx has the full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.


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          (iii)  The  execution,  delivery  and  performance  by  Keryx  of this
     Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, or upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of Keryx, or any agreement or instrument to which Keryx is a party or by which Keryx or any of its properties may be bound or affected.

5.   CONFIDENTIAL INFORMATION

     (a) The Employee agrees that during the course of his employment and at any time thereafter, he will not disclose or make accessible to any other person, Keryx's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of Keryx or any of its clients. The Employee agrees: (i) not to use any such information for himself or others; and
(ii) not to take any such material or reproductions thereof from Keryx's facilities at any time during his employment by Keryx, except as required in the Employee's duties to Keryx. The Employee agrees immediately to return all such material and reproductions in his possession to Keryx upon request and in any event upon termination of employment. Nothing in the foregoing shall be construed to prevent the Employee from disclosing or using any information which the Employee can show by written documentation was in the public domain or enters into the public domain through no improper act on the Employee's part or on the part of any of Keryx's employees or was in his possession prior to his joining Keryx or disclosed properly to the Employee after leaving Keryx.

     (b) Except with prior written authorization by Keryx, the Employee agrees not to disclose or publish any of the confidential, technical or business information or material of Keryx, its clients or any other party to whom Keryx owes an obligation of confidence, at any time during or for a period of two years after his employment with Keryx except in the event of involuntary no cause termination by Keryx or a termination by the Employee for cause.

6.   NON-COMPETITION

     (a) The Employee understands and recognizes that his services to Keryx are special and unique and agrees that, during the term of this Agreement, and for a period of 12 months from the date of termination of his employment hereunder, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business directly competitive with Keryx's business, either as an individual for his own account, or as a partner, joint venturer, Employee, agent, consultant, salesperson, officer, director or shareholder of a Person operating or intending to operate within the area that Keryx is, at the date of termination, conducting its business (the "Restricted Businesses"); provided, however, that nothing herein will preclude the Employee from holding one percent (1%) or less of the stock of any publicly traded company or from holding a position with a Person who does not engage in a business directly competitive with the Restrictive Businesses so long as the Employee works in a division of such Person which carries on a bona fide business which is not directly competitive with the Restricted Businesses.

     (b) For a period of 12 months after the termination of this Agreement, the Employee shall not interfere with or disrupt or attempt to disrupt Keryx's business relationship with any of its customers, or solicit any of the employees of Keryx.

     (c) In the event that the Employee breaches any provisions of this Section 6 or there is a threatened breach, then, in addition to any other rights which Keryx may have, Keryx shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 6, the Employee shall not argue as a defense that there is an adequate remedy at law nor shall Keryx be prevented from seeking any other remedies which may be available.


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7.   OWNERSHIP OF PROPRIETARY INFORMATION

     (a) The Employee agrees that all information that has been created, discovered or developed by Keryx, its subsidiaries, affiliates, successors or assigns (collectively, the "Affiliates") (including, without limitation, information relating to the development of Keryx's business created, discovered, developed or made know to Keryx or the Affiliates by Employee during the Term and information relating to Keryx's customers, suppliers, consultants, and licensees) and/or in which property rights have been assigned or otherwise conveyed to Keryx or the Affiliates, shall be the sole property of Keryx or the Affiliates, as applicable, and Keryx or the Affiliates, as the case may be, shall be the sole owner of all patents, copyrights and other rights in connection therewith, including but not limited to the right to make application for statutory protection. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, discoveries, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, data, know-how, show-how, improvements, inventions, product concepts, techniques, information or statistics contained in, or relating to, marketing plans, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications and information about Keryx's or the Affiliates' employees and/or consultants (including, without limitation, the compensation, job responsibility and job performance of such employees and/or consultants).

     (b) The Employee further agrees that at all times, both during the Term and after the termination of this Agreement, he will keep in confidence and trust all Proprietary Information, and he will not use or disclose any Proprietary Information or anything directly relating to it without the written consent of Keryx or the Affiliates, as appropriate, except as may be necessary in the ordinary course of performing his duties hereunder and except for academic, non-commercial research purposes with the prior written approval of the Board of Directors. The Employee acknowledges that the Proprietary Information constitutes a unique and valuable asset of Keryx and each Affiliate acquired at great time and expense, which is secret and confidential and which will be communicated to Employee, if at all, in confidence in the course of his performance of his duties hereunder, and that any disclosure or other use of the Proprietary Information other than for the sole benefit of Keryx or the Affiliates would be wrongful and could cause irreparable harm to Keryx or the Affiliates, as the case may be.

     Notwithstanding the foregoing, the parties agree that, at all such times, Employee is free to use (i) information in the public domain not as a result of a breach of this Agreement, (ii) information lawfully received from a third party and (iii) Employee's own skill, knowledge, know-how and experience to whatever extent and in whatever way he wishes, in each case consistent with his obligations as Employee and that, at all times, Employee is free to conduct any non-commercial research not relating to Keryx's business.

8.   DISCLOSURE AND OWNERSHIP OF INVENTIONS

     (a) During the Term,  Employee  agrees  that he will  promptly  disclose to
Keryx, or any persons designated by Keryx, all improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, structures, product concepts, marketing plans, strategies, customer lists, information about Keryx's or the Affiliates' employees and/or consultants (including, without limitation, job performance of such employees and/or consultants), techniques, blueprints, sketches, records, notes, devices, drawings, know-how, data, whether or not patentable, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications, made or conceived or reduced to practice or learned by him, either alone or jointly with others, during the Term (all said improvements, inventions, designs, ideas, works of authorship, copyrightable works,


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


discoveries, trademarks, copyrights, trade secrets, formulas, processes, structures, product concepts, marketing plans, strategies, customer lists, information about Keryx's or the Affiliates' employees and/or consultants, techniques, blueprints, sketches, records, notes, devices, drawings, know-how, data, patent applications, continuation applications, continuation-in-part applications, file wrtapper continuation applications and divisional applications shall be collectively hereinafter called "Inventions").

     (b) The Employee agrees that all Inventions shall be the sole property of Keryx to the maximum extent permitted by applicable law and to the extent permitted by law shall be "works made for hire" as that term is defined in the United States Copyright Act (17 USCA, Section 101). Keryx shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in connection therewith. Employee hereby assigns to Keryx all right, title and interest he may have or acquire in all Inventions. Employee further agrees to assist Keryx in every proper way (but at Keryx's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries, and to that end the Employee will execute all documents necessary:

          (i) to apply for, obtain and vest in the name of Keryx alone (unless Keryx otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

          (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

     (c) The Employee's obligation to assist Keryx in obtaining and enforcing patents and copyrights for the Inventions in any and all countries shall continue beyond the Term, but Keryx agrees to compensate the Employee at his normal and usual rate after the expiration of the Term for time actually spent by the Employee at Keryx's request on such assistance.



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9.   NON-SOLICITATION

     During the Term, and for 12 months thereafter, Employee shall not, directly or indirectly, without the prior written consent of Keryx:

     (a) solicit or induce any employee of Keryx or any Affiliate to leave the employ of Keryx or any Affiliate or hire for any purpose any employee of Keryx or any Affiliate or any employee who has left the employment of Keryx or any Affiliate within six months of the termination of said employee's employment with Keryx; or

     (b) solicit or accept employment or be retained by any party who, at any time during the Term, was a customer or supplier of Keryx or any Affiliate where his position will be related to the business of Keryx; or

     (c) solicit or accept the business of any customer or supplier of Keryx or any Affiliate with respect to products similar to those supplied by Keryx.

10.  TERMINATION

     (a) This Employee's employment hereunder shall begin on the Effective Date and shall continue for the period set forth in Section 2 hereof unless sooner terminated upon the first to occur of the following events:

          (i)  (A) the death of the Employee; or

               (B) the total disability of the Employee.

          (ii) Termination by the Board of Directors of Keryx for just cause. Any of the following actions by the Employee shall constitute just cause:

               (A)  Material   breach  by  the  Employee  of
               Sections 5, 6, 7, 8, or 9 of this  Agreement;
               or

               (B) Material breach by the Employee of any provision of this Agreement other than Sections 5, 6, 7, 8 or 9 which is not cured by the Employee within 30 days of notice from Keryx; or in the event the breach is not curable within 30 days; the commencement of action(s) to cure within said 30 days and the diligent pursuit of the cure thereafter, provided such breach may be completely cured; or

               (C) Any action by the Employee constituting gross negligence, recklessness or willful misconduct in respect of the Employee's obligation to Keryx which has or is likely to result in material, economic damage to Keryx.

          (iii) Termination by the Employee for just cause. Any of the following actions or omissions by Keryx shall constitute just cause.

               (A) Material breach by Keryx of any provision of this Agreement which is not cured by Keryx within 30 days of notice thereof from the Employee; or


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               (B)  A  failure  to  elect  or  reelect   the
               Employee to the office of Employee of Keryx or other change by Keryx of the Employee's function, duties or responsibilities such that the Employee is no longer the highest ranking Officer of Keryx; or

               (C) A "change in control," which shall mean a merger or consolidation in which either more than 50% of the voting power of Keryx is transferred or Keryx is not the surviving entity, or sale or other disposition of all or substantially all the assets of Keryx; or

               (D) Termination of the Employee's employment other than for serious, willful misconduct in respect of the Employee's obligations to the Corporation, including, but not limited to, final conviction for a felony or perpetration of a common-law fraud which has or is likely to result in material economic damage to the Corporation; or

               (E) Relocation to a geographic area without the Employee's prior consent.

          (iv) Termination by Keryx without cause. Notwithstanding anything in this Agreement, Keryx may terminate the Employee's employment without cause upon three (3) months prior notice.

     (b) Upon termination by Keryx for any reason other than the reasons set forth in subparagraph (i) or (ii) of paragraph (a) above, or upon termination by the Employee for any reason set forth in subparagraph (iii) of paragraph (a) above, then the Options shall immediately vest and become exercisable at the option of the Employee.

11.  NOTICES

     Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt thereof; one (1) business day after being sent by Federal Express or similar overnight delivery; or three (3) business days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.


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12.  SEVERABILITY OF PROVISIONS

     If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

13.  ENTIRE AGREEMENT MODIFICATION

     This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

14.  BINDING EFFECT

     The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, Keryx, its successors and assigns, and upon the Employee and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.

15.  NON-WAIVER

     The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

16.  GOVERNING LAW

     This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law. Any litigation commenced pursuant to the terms of the Agreement shall only be prosecuted and defended in the courts located in Boston, Massachusetts. Additionally, the prevailing party in any litigation shall be entitled to an additional award of the recoupment of its attorney fees, cost and expenses.

17.  REMEDIES FOR BREACH

     The Employee understands and agrees that any breach of Sections 5, 6, 7, 8 or 9 of this Agreement by the Executive could cause irreparable damage to Keryx and to the Affiliates, and that monetary damages alone would not be adequate and, in the event of such breach, Keryx shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent or redress the violation of Keryx's rights under such Sections.

18.  HEADINGS

     The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.


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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            EMPLOYEE:



                                            By: /s/ Benjamin Corn
                                               ----------------------------
                                            Name:   Benjamin Corn



                                            KERYX  BIOPHARMACEUTICALS, INC.



                                            By: /s/ Ira Weinstein
                                               ----------------------------
                                            Name:   Ira Weinstein
                                            Title:  Chief Operating Officer



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